CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have issued our report dated April 13, 2001, accompanying the consolidated financial statements and schedules included in the Annual Report of Future Carz, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Future Carz, Inc. on Form S-8 effective October 30, 2001.


                                        /s/ Stark Witner Schenkein & Co., L.L.P.
                                        ----------------------------------------
                                        Stark Winter Schenkein & Co., L.L.P.


October 30, 2001
Denver, Colorado




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